Exhibit 99.1

NEWS
5350 Tech Data Drive Clearwater, FL 33760 (727) 539-7429

FOR IMMEDIATE RELEASE	SYMBOL: TECD
Tuesday, November 25, 2008	TRADED: NASDAQ/NMS

Tech Data Reports Fiscal 2009 Third-Quarter Results

Net sales of $6.1 billion grew 3.6 percent year-over-year; Completed $100 million share repurchase program

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for its fiscal 2009 third quarter ended October 31, 2008.

Results At A Glance

($ in millions, except per share amounts)	Three months ended October 31, 2008	Three months ended October 31, 2007
Net sales	$6,136.1	$5,923.8
Operating income	$59.1	$59.5
Net income	$18.4	$40.9
Net income per diluted share	$.37	$.73

Net sales for the third quarter ended October 31, 2008 were $6.1 billion, an increase of 3.6 percent from $5.9 billion in the prior-year period. Operating income for the third quarter totaled $59.1 million, or .96 percent of net sales. This compared to operating income of $59.5 million, or 1.01 percent of net sales in the third quarter of fiscal 2008.

Third quarter net income totaled $18.4 million, or $.37 per diluted share compared to $40.9 million, or $.73 per diluted share for the prior-year period. Results for the third-quarter of fiscal 2009 include a net foreign currency exchange loss of $23.5 million. This compared to a net foreign currency exchange gain of $2.4 million for the third quarter of fiscal 2008.

While the impact of foreign currency changes is generally not significant to the company’s operating results, extreme foreign currency volatility during the third quarter, particularly in the month of October, created a challenging environment. The primary factor contributing to the foreign currency exchange loss was the use of certain portions of inventory as a hedge against foreign currency exposures in accounts payable. During the third quarter, the company recovered a portion of the foreign currency exchange loss through gross profit and expects to recover additional amounts in subsequent periods as the related inventory is sold. To the extent foreign currencies remain volatile and the market conditions competitive, there can be no assurance as to the amount that could be realized through gross profit. Approximately three-quarters of the $23.5 million foreign currency exchange loss recorded in the third quarter of fiscal 2009 was associated with the European region.

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 2 of 8

“The challenges of the macro-economic environment and accompanying competitive conditions tested Tech Data on many fronts during the third quarter. We were pleased with our overall execution as validated by our sales and operating income performance in the Americas and Europe, but the unprecedented volatility in certain foreign currencies dampened our bottom line results,” stated Robert M. Dutkowsky, Tech Data’s chief executive officer. “Our targeted investments are reinforcing our value-proposition in the marketplace and resulting in even stronger relationships with our customers and vendor partners. The business fundamentals and financial strength of Tech Data remain solid, and we believe that these strengths, along with our disciplined approach to containing costs and managing our working capital, will serve us well in the current environment and ready us for the long-term market opportunity.”

Third-Quarter Financial Summary

•

Net sales in the Americas (including North America and Latin America) were $2.8 billion, or 45 percent of worldwide net sales, representing a decrease of 3.9 percent compared to the third quarter of fiscal 2008. Net sales in Europe totaled $3.3 billion, or 55 percent of worldwide net sales, representing an increase of 10.6 percent (9.7 percent increase on a euro basis) over the third quarter of fiscal 2008.

•

Gross margin for the third quarter of fiscal 2009 was 4.86 percent compared to 4.79 percent in the prior-year third quarter. The company’s disciplined inventory and sales management practices as well as a positive impact from the foreign currency fluctuations have been contributing factors in sustaining a relatively stable gross margin performance, partially offset by competitive market conditions, particularly in the Americas region.

•

Selling, general and administrative expenses (SG&A) were $238.9 million, or 3.90 percent of net sales compared to $224.2 million, or 3.78 percent of net sales in the third quarter of fiscal 2008. The increase in SG&A expenses was attributable to a general increase in operating expenses to support sales growth in Europe, the company’s acquisition of certain assets of Nordic-based Scribona AB during the second quarter of fiscal 2009 and the continued investments in various strategic initiatives.

•

Operating income in the Americas was $38.8 million, or 1.41 percent of net sales compared to $44.2 million, or 1.54 percent of net sales in the third quarter of fiscal 2008 and 1.41 percent in the second quarter of fiscal 2009. In Europe, the company generated operating income of $23.4 million, or .69 percent of net sales compared to operating income of $17.8 million, or .58 percent of net sales in the third quarter of fiscal 2008. Consulting and integration costs related to the May 2008 acquisition of certain assets of Nordic-based Scribona AB totaled $0.5 million (approximately .02 percent of Europe’s net sales) in the third quarter of fiscal 2009. Stock-based compensation expense is not included in the regional segment reporting results. These expenses are presented as a separate reconciling item in the company’s segment reporting (see “Supplementary Information” table attached).

•

Cash used in operations for the third quarter of fiscal 2009 totaled $37.1 million. The company continues to enjoy excellent liquidity and financial flexibility with a cash position of $385.2 million at October 31, 2008.

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 3 of 8

•

During the third quarter of fiscal 2009, the company repurchased approximately 500,000 shares of common stock at a cost of $16.9 million, completing the company’s $100 million share repurchase program initiated in June 2008.

Nine-month Results

Net sales for the nine-month period ended October 31, 2008 were $18.4 billion, an increase of 8.4 percent from $16.9 billion in the nine-month period ended October 31, 2007. On a regional basis, net sales in the Americas represented 45 percent of net sales and decreased 0.1 percent to $8.26 billion from $8.27 billion in the prior-year period. Europe represented 55 percent of net sales and increased 16.6 percent (5.7 percent on a euro basis) to $10.1 billion from $8.7 billion for the nine-month period ended October 31, 2007.

For the nine-month period ended October 31, 2008, based upon Generally Accepted Accounting Principles (“GAAP”), the company recorded operating income of $143.6 million, or .78 percent of net sales, including $7.5 million (approximately .04 percent of net sales) in consulting and integration costs related to the acquisition of certain assets of Nordic-based Scribona AB, compared with operating income of $115.9 million, or .68 percent of net sales, in the prior-year period. Excluding $13.1 million of loss on disposal of subsidiaries and $16.1 million in restructuring charges, non-GAAP operating income(1) totaled $145.2 million, or .86 percent of net sales for the nine-month period ended October 31, 2007.

The company recorded net income of $65.0 million, or $1.25 per diluted share, for the nine-month period ended October 31, 2008 including $7.5 million (no income tax benefit) in consulting and integration costs related to the acquisition of certain assets of Nordic-based Scribona AB. This compared to net income of $58.1 million, or $1.05 per diluted share, in the prior-year period. On a non-GAAP basis, excluding the loss on disposal of subsidiaries and restructuring charges, net income for the nine-month period ended October 31, 2007 was $86.6 million, or $1.56 per diluted share.

Business Outlook

In light of the challenges surrounding the current macro-economic environment combined with volatility in certain foreign currencies, the company does not believe that it would be prudent to continue providing net sales or tax rate guidance.

Webcast Details

Tech Data will be discussing its third-quarter results on a conference call today at 9:00 a.m. (ET). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. (ET) on Tuesday, December 2, 2008.

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, exclude restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent or unusual items. A detailed reconciliation

(1)

Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary. This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 4 of 8

of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company’s current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: downturns in the global economy; intense competition both domestically and internationally; narrow profit margins; dependence on information systems; potential adverse effects of acquisitions; exposure to natural disasters, war and terrorism; dependence on independent shipping companies; the impact of increases in freight and handling fees charged to customers; potential impact of labor strikes; risk of declines in inventory value; product supply and availability; changes in vendor terms and conditions; loss of significant customers; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; foreign currency exchange risks and exposure to foreign markets; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; and the volatility of common stock. Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company’s Investor Relations website at www.techdata.com. All information in this release is as of November 25, 2008. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company’s expectations.

About Tech Data

Tech Data Corporation (NASDAQ GS: TECD) is one of the world’s largest distributors of technology products from leading IT hardware and software producers. Tech Data serves more than 100,000 IT solution providers in over 100 countries. Every day, these value-added resellers depend on Tech Data to cost-effectively support the technology needs of end users, including small and medium businesses (SMB), large enterprises and government agencies. Ranked 105th on the FORTUNE 500(R), Tech Data generated $23.4 billion in net sales for its fiscal year ended January 31, 2008. To learn more, visit www.techdata.com.

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (jeff.howells@techdata.com)

or

Kristin Wiemer Bohnsack, Director, Investor Relations and Shareholder Services

727-532-8866 (kristin.wiemer@techdata.com)

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 5 of 8

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2008	2007	2008	2007
Net sales	$6,136,112	$5,923,814	$18,367,947	$16,939,199
Cost of products sold	5,838,138	5,640,068	17,476,190	16,125,894

Gross profit	297,974	283,746	891,757	813,305
Selling, general and administrative expenses	238,881	224,243	748,146	668,115
Loss on disposal of subsidiaries	—	—	—	13,121
Restructuring charges	—	—	—	16,149

Operating income	$59,093	$59,503	$143,611	$115,920
Net interest expense and other	6,647	2,703	16,826	14,609
Net foreign currency exchange loss (gain)	23,489	(2,437)	25,459	(4,215)

Income from operations before income taxes	$28,957	$59,237	$101,326	$105,526
Provision for income taxes	10,805	19,152	38,598	49,328

Income before minority interest	18,152	40,085	62,728	56,198
Minority interest in net loss of joint venture	238	864	2,308	1,895

Net income	$18,390	$40,949	$65,036	$58,093

Net income per basic share	$.37	$.74	$1.26	$1.05
Weighted average basic shares outstanding	50,163	55,314	51,697	55,120

Net income per diluted share	$.37	$.73	$1.25	$1.05
Weighted average diluted shares outstanding	50,368	55,727	51,962	55,516

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 6 of 8

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	October 31, 2008	January 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$385,166	$447,340
Accounts receivable, net	2,629,263	2,659,446
Inventories	1,955,730	1,642,317
Prepaid expenses and other assets	177,452	173,879

Total current assets	5,147,611	4,922,982
Property and equipment, net	107,980	129,139
Goodwill	14,998	2,966
Other assets, net	140,006	165,848

Total assets	$5,410,595	$5,220,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving credit loans	$68,303	$18,315
Accounts payable	2,725,606	2,288,740
Current portion of long-term debt	957	1,243
Accrued expenses and other liabilities	515,265	570,266

Total current liabilities	3,310,131	2,878,564
Long-term debt	360,953	363,639
Other long-term liabilities	61,274	58,011

Total liabilities	3,732,358	3,300,214

Total shareholders’ equity	1,678,237	1,920,721

Total liabilities and shareholders’ equity	$5,410,595	$5,220,935

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 7 of 8

TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2008	2007	2008	2007
Operating Income
GAAP operating income	$59,093	$59,503	$143,611	$115,920
Loss on disposal of subsidiaries (1)	—	—	—	13,121
Restructuring charges (2)	—	—	—	16,149

Non-GAAP operating income	$59,093	$59,503	$143,611	$145,190

Net Income
GAAP net income	$18,390	$40,949	$65,036	$58,093
Loss on disposal of subsidiaries (1)	—	—	—	13,121
Restructuring charges (2)	—	—	—	16,149
Tax effect on non-GAAP adjustment items	—	—	—	(715)

Non-GAAP net income	$18,390	$40,949	$65,036	$86,648

Net Income per Diluted Share
GAAP net income per share	$.37	$.73	$1.25	$1.05
Loss on disposal of subsidiaries (1)	—	—	—	.23
Restructuring charges (2)	—	—	—	.29
Tax effect on non-GAAP adjustment items	—	—	—	(.01)

Non-GAAP net income per diluted share	$.37	$.73	$1.25	$1.56

Weighted average diluted shares outstanding	50,368	55,727	51,962	55,516

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the nine months ended October 31, 2007 includes $16.9 million related to the closure of a European logistics center and $(.8) million for changes in estimates related to the European restructuring program.

Tech Data Reports Fiscal 2009 Third-Quarter Results November 25, 2008	Page 8 of 8

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended October 31, 2008		Three months ended October 31, 2007
	Operating Income	Operating Margin	Operating Income	Operating Margin
Operating Income by Segment
Americas	$38,799	1.41%	$44,262	1.54%
Europe	23,375.69%		17,767.58%
Stock-based compensation reconciling amount	(3,081)	(.05)%	(2,526)	(.04)%

Worldwide total	$59,093.96%		$59,503	1.01%

	Nine months ended October 31, 2008		Nine months ended October 31, 2007
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$118,998	1.44%	$127,991	1.55%
Europe	33,388.33%		(4,379)	(.05)%
Stock-based compensation reconciling amount	(8,775)	(.05)%	(7,692)	(.05)%

Worldwide total	$143,611.78%		$115,920.68%

	Nine months ended October 31, 2008		Nine months ended October 31, 2007
	Operating Income	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income by Segment
Americas	$118,998	1.44%	$127,991	1.55%
Europe	33,388.33%		24,891.29%
Stock-based compensation reconciling amount	(8,775)	(.05)%	(7,692)	(.05)%

Worldwide total	$143,611.78%		$145,190.86%

	Nine months ended October 31, 2008		Nine months ended October 31, 2007
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)
GAAP operating income (loss)	$33,388.33%		$(4,379)	(.05)%
Loss on disposal of subsidiaries (1)	—	—	13,121.15%
Restructuring charges (2)	—	—	16,149.19%

Non-GAAP Europe operating income	$33,388.33%		$24,891.29%

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the nine months ended October 31, 2007 includes $16.9 million related to the closure of a European logistics center and $(.8) million for changes in estimates related to the European restructuring program.